                           UNITED CRAFT BREWERS, INC.
                        1997 STOCK OPTION AND AWARD PLAN


          UNITED CRAFT BREWERS, INC., a Delaware corporation, hereby adopts the United Craft Brewers, Inc. Stock Option and Award Plan, effective as of July __, 1997, as follows:


                                    SECTION 1
                             BACKGROUND AND PURPOSE

          1.1 BACKGROUND. The Plan permits the grant of Options, SARs, Restricted Stock, Performance Shares and/or Performance Units to certain Eligible Employees.

          1.2 PURPOSE OF THE PLAN. The Plan is intended to attract, motivate and retain those Eligible Employees upon whose judgment, initiative and continued efforts the Corporation is largely dependent for the successful conduct of its business. The Plan also is intended to align Participants' interests with those of the Corporation's stockholders.


                                    SECTION 2
                                   DEFINITIONS

          The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

          2.1 "1934 ACT" means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the 1934 Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

          2.2 "AFFILIATE" means any corporation in which the Corporation owns, directly or indirectly, twenty-five percent or more of the voting stock.

          2.3 "AWARD" means, individually or collectively, a grant under the Plan of Options, SARs, Restricted Stock, Performance Shares and/or Performance Units.

          2.4 "AWARD AGREEMENT" means the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan.

          2.5  "BOARD" means the Board of Directors of the Corporation.
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          2.6  "CODE" means the Internal Revenue Code of 1986, as amended.
Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

          2.7 "COMMITTEE" means the committee appointed by the Board (pursuant to Section 3.1) to administer the Plan.

          2.8 "CONSULTANT" means any consultant, independent contractor, or other person who provides significant services to the Company or its Affiliates, but who is neither an Employee of the Company or its Affiliates, nor a Director of the Company.

          2.9 "CORPORATION" means United Craft Brewers, Inc., a Delaware corporation, or any successor thereto.

          2.10 "DIRECTOR" means any individual who is a member of the Board of Directors of the Company.

          2.11 "DISABILITY" means a permanent and total disability as determined by the Committee (in its discretion) in accordance with uniform and non-discriminatory standards adopted by it from time to time.

          2.12 "EMPLOYEE" means an employee of the Corporation or of an Affiliate, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

          2.13 "EXERCISE PRICE" means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option or SAR.

          2.14 "FAIR MARKET VALUE" means the last quoted per Share selling price for Shares on the relevant date, as quoted in The Nasdaq Stock Market, or if there were no sales on such date, the last quoted selling price on the nearest day after the relevant date, as determined by the Committee.

          2.15 "GRANT DATE" means, with respect to an Award, the date that the Award was granted.

          2.16 "OPTION" means an option to purchase Shares granted to a Participant pursuant to Section 5. Options are not intended to meet the requirements of section 422 of the Code.

          2.17 "PARTICIPANT" means an Employee or a Consultant to whom an Award has been granted.


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          2.18 "PERFORMANCE SHARE" means an Award granted to a Participant pursuant to Section 8.

          2.19 "PERFORMANCE UNIT" means an Award granted to a Participant pursuant to Section 8.

          2.20 "PERIOD OF RESTRICTION" means the period during which the transfer of Restricted Stock is subject to restrictions and therefore, subject to a substantial risk of forfeiture.

          2.21 "PLAN" means the United Craft Brewers, Inc. Stock Option and Award Plan, as set forth in this instrument and as hereafter amended from time to time.

          2.22 "RESTRICTED STOCK" means an Award granted to a Participant pursuant to Section 7.

          2.23 "RETIREMENT" means a Termination of Employment by reason of the Employee's retirement at or after his or her earliest permissible retirement date pursuant to and in accordance with his or her employer's regular retirement plan or practice.

          2.24 "SHARES" means the shares of common stock of the Corporation.

          2.25 "STOCK APPRECIATION RIGHT" or "SAR" means an Award (granted pursuant to Section 6) which is granted independently or in connection or tandem with a related Option.

          2.26 "TERMINATION OF EMPLOYMENT" means a cessation of the employee-employer relationship between an Employee and the Corporation or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, Retirement, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous reemployment by the Corporation or an Affiliate or, in the case of a Consultant, a cessation of the contractual relationship by which such Consultant provided services to the Corporation.


                                    SECTION 3
                                 ADMINISTRATION

          3.1 THE COMMITTEE. The Plan shall be administered by the Committee. The Committee shall consist of not less than two (2) members of the Board. The members of the Committee shall be appointed from time to time by, and shall serve at the pleasure of, the Board.

          3.2 AUTHORITY OF THE COMMITTEE. It shall be the duty of the Committee to administer the Plan in accordance with the Plan's provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (a) determine which Employees and Consultants shall be granted Awards, (b) prescribe the terms and conditions of the Awards,


                                        3
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(c) interpret the Plan and the Awards, (d) adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Employees and Consultants who are foreign nationals or employed outside of the United States, (e) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and (f) interpret, amend or revoke any such rules.

          3.3 DELEGATION BY THE COMMITTEE. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more members of the Board or officers of the Corporation.

          3.4 MATTERS RELATING TO TERMINATIONS OF EMPLOYMENT. The Committee, in its sole discretion, shall determine the effect of all matters and questions relating to Terminations of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from Retirement or Disability, and all questions of whether particular leaves of absence constitute Terminations of Employment.

          3.5 DECISIONS BINDING. All determinations and decisions made by the Committee and any delegate of the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.


                                    SECTION 4
                           SHARES SUBJECT TO THE PLAN

          4.1  NUMBER OF SHARES.  Subject to adjustment as provided in
Section 4.3, the total number of Shares available for grant under the Plan shall not exceed One Million (1,000,000). Shares granted under the Plan may be either authorized but unissued Shares or treasury Shares.

          4.2 LAPSED AWARDS. If an Award (or portion thereof) is cancelled, terminates, expires, or lapses for any reason, any Shares subject to such Award again shall be available to be the subject of an Award.

          4.3 ADJUSTMENTS IN AWARDS AND AUTHORIZED SHARES. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, Share combination, or other change in the corporate structure of the Corporation affecting the Shares, the Committee shall adjust the number and class of Shares which may be delivered under the Plan, and the number, class, and price of Shares subject to outstanding Awards, in such manner as the Committee (in its sole discretion) shall determine to be appropriate to prevent the dilution or diminution of such Awards. Notwithstanding the foregoing, the number of Shares subject to any Award always shall be a whole number.


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                                    SECTION 5
                                     OPTIONS

          5.1 GRANT OF OPTIONS. Subject to the terms and provisions of the Plan, Options may be granted to Employees and Consultants at any time and from time to time as determined by the Committee in its sole discretion. The Committee, in its sole discretion, shall determine (a) the number of Shares subject to each such Option, and (b) the terms and conditions of each such Option, consistent with the Plan.

          5.2 AWARD AGREEMENT. Each Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the Option, the number of Shares to which the Option pertains, any conditions to exercise of the Option, and such other terms and conditions as the Committee, in its discretion, shall determine.

          5.3 EXERCISE PRICE. The Exercise Price of each Option shall be determined by the Committee in its discretion; provided, however, that such Price shall not be less than 85% of the Fair Market Value of a Share on the Grant Date. Notwithstanding the preceding sentence, in the event that the Corporation or an Affiliate consummates a transaction described in section 424(a) of the Code (E.G., the acquisition of property or stock from an unrelated corporation), persons who become Employees on account of such transaction may be granted Options in substitution for options granted by their former employer, in which case the Committee, in its sole discretion and consistent with section 424(a) of the Code, shall determine the exercise price of such substitute Options.

          5.4  EXPIRATION OF OPTIONS.

               5.4.1 COMMITTEE DISCRETION. Subject to the limits of Section 5.4.2, the Committee, in its sole discretion, (a) shall provide in each Award Agreement when each Option expires and becomes unexercisable, and (b) may, after an Option is granted, extend the maximum term of the Option.

               5.4.2 MAXIMUM TERM. In no event shall an Option terminate later than the date ten (10) years from the Grant Date.

          5.5 EXERCISABILITY OF OPTIONS. Options shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine in its sole discretion. After an Option is granted, the Committee, in its sole discretion, may accelerate the exercisability of such Option (or any portion thereof).

          5.6 PAYMENT. Options shall be exercised by the delivery by the Participant (or other person then entitled to exercise such Option or portion thereof) of a written notice of exercise to the Secretary of the Corporation (or his or her designee), setting forth the number of full Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

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          Upon the exercise of any Option, the Exercise Price shall be payable to the Corporation in full in cash or its equivalent. The Committee, in its sole discretion, also may permit exercise (a) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price, or (b) by any other means which the Committee, in its sole discretion, determines to both provide legal consideration for the Shares, and to be consistent with the purposes of the Plan.

          As soon as practicable after receipt of a written notification of exercise and full payment for the Shares purchased, the Corporation shall deliver to the Participant (or the Participant's designated broker), Share certificates (which may be in book entry form) representing such Shares.

          5.7 RESTRICTIONS ON SHARE TRANSFERABILITY. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable, including, but not limited to, restrictions related to applicable Federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded, or any blue sky or state securities laws.

          5.8 GRANT OF RELOAD OPTIONS. The Committee may provide in an Award Agreement that a Participant who exercises all or part of an Option by payment of the Exercise Price with already-owned Shares, shall be granted an additional option (a "RELOAD OPTION") for a number of shares of stock equal to the number of Shares tendered to exercise the previously granted Option plus, if the Committee so determines, any Shares withheld or delivered in satisfaction of any tax withholding requirements. As determined by the Committee, each Reload Option shall: (a) have a Grant Date which is the date as of which the previously granted Option is exercised, and (b) be exercisable on the same terms and conditions as the previously granted Option, except that the Exercise Price shall be determined as of the Grant Date.


                                    SECTION 6
                            STOCK APPRECIATION RIGHTS

          6.1 GRANT OF SARS. Subject to the terms and conditions of the Plan, SARs may be granted to Employees and Consultants at any time and from time to time as shall be determined by the Committee, in its sole discretion.

          6.2 EXERCISE PRICE AND OTHER TERMS. The Committee, in its sole discretion, shall determine (a) the number of Shares subject to each SAR granted under the Plan, (b) the exercisability of each SAR, and (c) the other terms and conditions of each SAR, consistent with the Plan; provided, however, that the Exercise Price of any SAR shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date.

          6.3 AWARD AGREEMENT. Each SAR shall be evidenced by an Award Agreement that shall specify the Exercise Price, the term of the SAR, the conditions of exercise of the SAR, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

          6.4 EXPIRATION OF SARS. Each SAR shall expire upon the date determined by the Committee, in its sole discretion, and set forth in the applicable Award Agreement. Notwithstanding the foregoing, the rules of Section
5.4 (regarding the expiration and maximum term of Options) also shall apply to SARs.

          6.5 PAYMENT OF SAR AMOUNT. Upon the exercise of an SAR, the Participant shall be entitled to receive payment from the Corporation in an amount determined by multiplying:

          (a) The difference obtained by subtracting the Exercise Price thereof from the Fair Market Value or such other measure specified by the Committee in its discretion in the related Award Agreement (E.G., the Change of Control Value) of a Share on the date of exercise; by

          (b)  The number of Shares with respect to which the SAR is exercised.

          6.6 PAYMENT UPON EXERCISE OF SAR. At the discretion of the Committee, the payment upon exercise of an SAR may be in cash, in Shares of equivalent value, or in a combination thereof.


                                    SECTION 7
                                RESTRICTED STOCK

          7.1 GRANT OF RESTRICTED STOCK. Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Employees and Consultants in such amounts as the Committee, in its sole discretion, shall determine. The Committee, in its sole discretion, shall determine the number of Shares of Restricted Stock to be granted to each Participant.

          7.2 AWARD AGREEMENT. Each grant of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares granted, any price to be paid for the Shares, and such other terms and conditions as the Committee, in its sole discretion, shall determine. Unless the Committee determines otherwise, Shares of Restricted Stock shall be held by the Corporation as escrow agent until the restrictions on such Shares have lapsed.

          7.3 TRANSFERABILITY. Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

          7.4 OTHER RESTRICTIONS. The Committee, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate, in accordance with this Section 7.4. For example, the Committee may set restrictions based

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upon the passage of time, achievement of specific performance objectives
(Corporation-wide, divisional, or individual), applicable Federal or state securities laws, or any other basis determined by the Committee in its discretion. The Committee, in its discretion, may legend the certificates representing Restricted Stock to give appropriate notice of the restrictions applicable to such Shares.

          7.5  REMOVAL OF RESTRICTIONS.  Except as otherwise provided in this
Section 7, Shares of Restricted Stock granted under the Plan shall be released from escrow as soon as practicable after the last day of the applicable Period of Restriction. The Committee, in its discretion, may accelerate the time at which any restrictions shall lapse, and remove any restrictions. After the restrictions have lapsed, the Participant shall be entitled to have any legend or legends under Section 7.4 removed from his or her Share certificate, and the Shares shall be freely transferable by the Participant.

          7.6 VOTING RIGHTS. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless otherwise provided in the applicable Award Agreement.

          7.7 DIVIDENDS AND OTHER DISTRIBUTIONS. During the Period of Restriction, Participants holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

          7.8 RETURN OF RESTRICTED STOCK TO CORPORATION. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed shall revert to the Corporation and again shall become available for grant under the Plan.


                                    SECTION 8
                    PERFORMANCE SHARES AND PERFORMANCE UNITS

          8.1 GRANT OF PERFORMANCE SHARES/UNITS. Performance Shares and Performance Units may be granted to Employees and Consultants at any time and from time to time, as shall be determined by the Committee, in its sole discretion. The Committee shall have complete discretion in determining the number of Performance Shares and/or Performance Units to be granted to any Participant.

          8.2 INITIAL VALUE. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Grant Date. Each Performance Unit shall have an initial value that is established by the Committee on or before the Grant Date.

          8.3  PERFORMANCE OBJECTIVES AND OTHER TERMS.   The Committee shall set
performance objectives in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Shares or Units that will be paid out to the

Participants. The Committee may set performance objectives based upon the achievement of Corporation-wide, divisional, or individual goals, or any other basis determined by the Committee in its discretion. The time period during which the performance objectives must be met shall be called the "PERFORMANCE PERIOD". Each Award of Performance Shares/Units shall be evidenced by an Award Agreement that shall specify the Performance Period, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

          8.4 EARNING OF PERFORMANCE SHARES AND PERFORMANCE UNITS. After the applicable Performance Period has ended, the Participant shall be entitled to receive a payout of the number of Performance Shares or Units earned during the Performance Period, depending upon the extent to which the applicable performance objectives have been achieved. After the grant of a Performance Share or Unit, the Committee, in its sole discretion, may reduce or waive any performance objectives for such Award.

          8.5 FORM AND TIMING OF PAYMENT. Payment of earned Performance Shares or Performance Units shall be made as soon as practicable after the expiration of the applicable Performance Period. The Committee, in its sole discretion, may pay earned Performance Shares/Units in cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Shares/Units at the close of the applicable Performance Period) or in a combination thereof.

          8.6 CANCELLATION. On the date set forth in the Award Agreement, all unearned or unvested Performance Shares or Performance Units shall be forfeited to the Corporation, and again shall be available for grant under the Plan.


                                    SECTION 9
                                  MISCELLANEOUS

          9.1 NO EFFECT ON EMPLOYMENT. Nothing in the Plan shall interfere with or limit in any way the right of the Corporation or any Affiliate to terminate any Participant's employment at any time, with or without cause. For purposes of the Plan, transfer of employment of a Participant between the Corporation and any one of its Affiliates (or between Affiliates) shall not be deemed a Termination of Employment. Employment with the Corporation and its Affiliates is on an at-will basis only.

          9.2 PARTICIPATION. No Employee or Consultant shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

          9.3 INDEMNIFICATION. Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Corporation against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement, and (b) from any and all amounts paid by him or her in settlement thereof, with the Corporation's approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Corporation an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Corporation's Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Corporation may have to indemnify them or hold them harmless.

          9.4 SUCCESSORS. All obligations of the Corporation under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Corporation, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Corporation.

          9.5 BENEFICIARY DESIGNATIONS. If permitted by the Committee, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid Award shall be paid in the event of the Participant's death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate and, subject to the terms of the Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the person empowered to do so under the Participant's will, or the appropriate person under applicable law. The Committee may require appropriate proof from any such other person of his or her right or power to exercise the Award or any portion thereof. This Section 9.5 shall not be effective until specifically authorized by the Committee.

          9.6 DOMESTIC RELATIONS ORDERS. If permitted by the Committee, and under such procedures as the Committee may adopt from time to time, an Award may be transferred to a Participant's spouse, former spouse or dependent pursuant to a court-approved domestic relations order which relates to the provision of child support, alimony payments or marital property rights. This Section 9.6 shall not be effective until specifically authorized by the Committee.

          9.7 BONA FIDE GIFTS. If permitted by the Committee, and under such procedures as the Committee may adopt from time to time, an Award may be transferred, by bona fide gift and not for any consideration, to a member of the Participant's immediate family or tax-qualified, not for profit organization. This Section 9.7 shall not be effective until specifically authorized by the Committee.

          9.8 NONTRANSFERABILITY OF AWARDS. No Award may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than (a) by will, (b) by the laws of descent and distribution, or (c) to the limited extent provided in Sections 9.5, 9.6 and 9.7. Except as provided in Sections 9.6 and 9.7, all rights with respect to an Award granted to a Participant shall be available during his or her lifetime only to the Participant.

          9.9 NO RIGHTS AS STOCKHOLDER. Except to the limited extent provided in Sections 7.6 and 7.7, no Participant (nor any beneficiary) shall have any of the rights or privileges of a stockholder of the Corporation with respect to any Shares issuable pursuant to an Award (or exercise thereof), unless and until certificates representing such Shares shall have been issued, recorded on the records of the Corporation or its transfer agents or registrars, and delivered to the Participant (or beneficiary).

          9.10 WITHHOLDING REQUIREMENTS. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Corporation shall have the power and the right to deduct or withhold, or require a Participant to remit to the Corporation, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant's FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

          9.11 WITHHOLDING ARRANGEMENTS. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit or require a Participant to satisfy all or part of the tax withholding obligations in connection with an Award by (a) having the Corporation withhold otherwise deliverable Shares, or (b) delivering to the Corporation already-owned Shares having a Fair Market Value equal to the amount required to be withheld. The amount of the withholding requirement shall be deemed to include any amount which the Committee determines, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered shall be determined as of the date that the taxes are required to be withheld.

          9.12 DEFERRALS. The Committee, in its sole discretion, may permit a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be delivered to a Participant under the Plan. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Committee in its sole discretion.


                                   SECTION 10
                      AMENDMENT, TERMINATION, AND DURATION

          10.1 AMENDMENT, SUSPENSION, OR TERMINATION. The Board, in its sole discretion, may amend or terminate the Plan, or any part thereof, at any time and for any reason. The amendment, suspension, or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Award theretofore granted to such Participant. No Award may be granted during any period of suspension or after termination of the Plan.

          10.2 DURATION OF THE PLAN. The Plan shall commence on the date specified herein, and subject to Section 10.1 (regarding the Board's right to amend or terminate the Plan), shall remain in effect thereafter.

                                   SECTION 11
                               LEGAL CONSTRUCTION

          11.1 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

          11.2 SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

          11.3 REQUIREMENTS OF LAW. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

          11.4 GOVERNING LAW. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of California.

          11.5 CAPTIONS. Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.


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

                                    EXECUTION

          IN WITNESS WHEREOF, the Corporation, by its duly authorized officers, has executed the Plan on the dates indicated below.

                                               UNITED CRAFT BREWERS, INC.



Dated:  July __, 1997                          By
                                                 -------------------------------
                                                            Vijay Mallya
                                                     Chairman of the Board and
                                                       Chief Executive Officer



Dated:  July __, 1997                        By
                                                 -------------------------------
                                                            James W. Bernau
                                                               President

                           UNITED CRAFT BREWERS, INC.


                           STOCK OPTION AND AWARD PLAN

                                TABLE OF CONTENTS

                                                                            Page

                                    SECTION 1
                             BACKGROUND AND PURPOSE
     1.1  Background . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     1.2  Purpose of the Plan. . . . . . . . . . . . . . . . . . . . . . . .   1

                                    SECTION 2
                                   DEFINITIONS
     2.1  "1934 Act" . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     2.2  "Affiliate". . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     2.3  "Award". . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     2.4  "Award Agreement". . . . . . . . . . . . . . . . . . . . . . . . .   1
     2.5  "Board". . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     2.6  "Code" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
     2.7  "Committee". . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
     2.8  "Consultant" . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
     2.9  "Corporation". . . . . . . . . . . . . . . . . . . . . . . . . . .   2
     2.10 "Director" . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
     2.11 "Disability" . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
     2.12 "Employee" . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
     2.13 "Exercise Price" . . . . . . . . . . . . . . . . . . . . . . . . .   2
     2.14 "Fair Market Value". . . . . . . . . . . . . . . . . . . . . . . .   2
     2.15 "Grant Date" . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
     2.16 "Option" . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
     2.17 "Participant". . . . . . . . . . . . . . . . . . . . . . . . . . .   2
     2.18 "Performance Share". . . . . . . . . . . . . . . . . . . . . . . .   3
     2.19 "Performance Unit" . . . . . . . . . . . . . . . . . . . . . . . .   3
     2.20 "Period of Restriction". . . . . . . . . . . . . . . . . . . . . .   3
     2.21 "Plan" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
     2.22 "Restricted Stock" . . . . . . . . . . . . . . . . . . . . . . . .   3
     2.23 "Retirement" . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
     2.24 "Shares" . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
     2.25 "Stock Appreciation Right" . . . . . . . . . . . . . . . . . . . .   3
     2.26 "Termination of Employment". . . . . . . . . . . . . . . . . . . .   3

                                    SECTION 3
                                 ADMINISTRATION
     3.1  The Committee. . . . . . . . . . . . . . . . . . . . . . . . . . .   3
     3.2  Authority of the Committee . . . . . . . . . . . . . . . . . . . .   3
     3.3  Delegation by the Committee. . . . . . . . . . . . . . . . . . . .   4
     3.4  Matters Relating to Terminations of Employment . . . . . . . . . .   4
     3.5  Decisions Binding. . . . . . . . . . . . . . . . . . . . . . . . .   4


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


                                    SECTION 4
                           SHARES SUBJECT TO THE PLAN
     4.1  Number of Shares . . . . . . . . . . . . . . . . . . . . . . . . .   4
     4.2  Lapsed Awards. . . . . . . . . . . . . . . . . . . . . . . . . . .   4
     4.3  Adjustments in Awards and Authorized Shares. . . . . . . . . . . .   4

                                    SECTION 5
                                     OPTIONS
     5.1  Grant of Options . . . . . . . . . . . . . . . . . . . . . . . . .   5
     5.2  Award Agreement. . . . . . . . . . . . . . . . . . . . . . . . . .   5
     5.3  Exercise Price . . . . . . . . . . . . . . . . . . . . . . . . . .   5
           . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
     5.4  Expiration of Options. . . . . . . . . . . . . . . . . . . . . . .   5
          5.4.1  Committee Discretion. . . . . . . . . . . . . . . . . . . .   5
          5.4.2  Maximum Term. . . . . . . . . . . . . . . . . . . . . . . .   5
     5.5  Exercisability of Options. . . . . . . . . . . . . . . . . . . . .   5
     5.6  Payment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
     5.7  Restrictions on Share Transferability. . . . . . . . . . . . . . .   6
     5.8  Grant of Reload Options. . . . . . . . . . . . . . . . . . . . . .   6

                                    SECTION 6
                            STOCK APPRECIATION RIGHTS
     6.1  Grant of SARs. . . . . . . . . . . . . . . . . . . . . . . . . . .   6
     6.2  Exercise Price and Other Terms . . . . . . . . . . . . . . . . . .   6
     6.3  Award Agreement. . . . . . . . . . . . . . . . . . . . . . . . . .   6
     6.4  Expiration of SARs . . . . . . . . . . . . . . . . . . . . . . . .   7
     6.5  Payment of SAR Amount. . . . . . . . . . . . . . . . . . . . . . .   7
     6.6  Payment Upon Exercise of SAR . . . . . . . . . . . . . . . . . . .   7

                                    SECTION 7
                                RESTRICTED STOCK
     7.1  Grant of Restricted Stock. . . . . . . . . . . . . . . . . . . . .   7
     7.2  Award Agreement. . . . . . . . . . . . . . . . . . . . . . . . . .   7
     7.3  Transferability. . . . . . . . . . . . . . . . . . . . . . . . . .   7
     7.4  Other Restrictions . . . . . . . . . . . . . . . . . . . . . . . .   7
     7.5  Removal of Restrictions. . . . . . . . . . . . . . . . . . . . . .   8
     7.6  Voting Rights. . . . . . . . . . . . . . . . . . . . . . . . . . .   8
     7.7  Dividends and Other Distributions. . . . . . . . . . . . . . . . .   8
     7.8  Return of Restricted Stock to Corporation. . . . . . . . . . . . .   8

                                    SECTION 8
                    PERFORMANCE SHARES AND PERFORMANCE UNITS
     8.1  Grant of Performance Shares/Units. . . . . . . . . . . . . . . . .   8
     8.2  Initial Value. . . . . . . . . . . . . . . . . . . . . . . . . . .   8


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

     8.3  Performance Objectives and Other Terms . . . . . . . . . . . . . .   8
     8.4  Earning of Performance Shares and Performance Units. . . . . . . .   9
     8.5  Form and Timing of Payment . . . . . . . . . . . . . . . . . . . .   9
     8.6  Cancellation . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

                                    SECTION 9
                                  MISCELLANEOUS
     9.1  No Effect on Employment. . . . . . . . . . . . . . . . . . . . . .   9
     9.2  Participation. . . . . . . . . . . . . . . . . . . . . . . . . . .   9
     9.3  Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . .   9
     9.4  Successors . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
     9.5  Beneficiary Designations . . . . . . . . . . . . . . . . . . . . .  10
     9.6  Domestic Relations Orders. . . . . . . . . . . . . . . . . . . . .  10
     9.7  Bona Fide Gifts. . . . . . . . . . . . . . . . . . . . . . . . . .  10
     9.8  Nontransferability of Awards . . . . . . . . . . . . . . . . . . .  10
     9.9  No Rights as Stockholder . . . . . . . . . . . . . . . . . . . . .  11
     9.10 Withholding Requirements . . . . . . . . . . . . . . . . . . . . .  11
     9.11 Withholding Arrangements . . . . . . . . . . . . . . . . . . . . .  11
     9.12 Deferrals. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

                                   SECTION 10
                        AMENDMENT, TERMINATION, AND DURATION
     10.1 Amendment, Suspension, or Termination. . . . . . . . . . . . . . .  11
     10.2 Duration of the Plan . . . . . . . . . . . . . . . . . . . . . . .  11

                                   SECTION 11
                               LEGAL CONSTRUCTION
     11.1 Gender and Number. . . . . . . . . . . . . . . . . . . . . . . . .  12
     11.2 Severability . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
     11.3 Requirements of Law. . . . . . . . . . . . . . . . . . . . . . . .  12
     11.4 Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . .  12
     11.5 Captions . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12


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

                              UNITED CRAFT BREWERS, INC.
                             STOCK OPTION AND AWARD PLAN
                      NONQUALIFIED STOCK OPTION AWARD AGREEMENT


         1. GRANT OF OPTION. United Craft Brewers, Inc. (the "Company") hereby grants to _____________________ (the "Participant") under the United Craft Brewers, Inc. Stock Option and Award Plan (the "Plan"), as a separate incentive in connection with his or her employment or service with the Company or a Subsidiary and not in lieu of any fees or other compensation for his or her services, a nonqualified stock option to purchase, on the terms and conditions set forth in this Agreement and the Plan, all or any part of an aggregate of _________ shares of authorized but unissued or treasury shares of the Company's common stock, $0.001 par value ("Shares"), at the purchase price set forth in Paragraph 2 of this Agreement. The option granted hereby is not intended to be an incentive stock option (within the meaning of section 422 of the Internal Revenue Code of 1986, as amended).

         2. OPTION PRICE. The purchase price per Share for this option (the "Option Price") shall be $___________, which is one hundred percent (100%) of
the Fair Market Value per Share on   ____________, the effective date of this
Agreement (the "Grant Date").

         3. NUMBER OF SHARES. The number and class of Shares specified in Paragraph 1 of this Agreement, and/or the Option Price, are subject to appropriate adjustment by the Committee in the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, Share combination or other change in the corporate structure of the Company affecting the Shares; provided, however, that the number of Shares subject to this option shall always be a whole number. Subject to any required action of the stockholders of the Company, if the Company is the surviving corporation in any merger or consolidation, this option (to the extent that it is still outstanding) shall pertain to and apply to the securities to which a holder of the same number of Shares that are then subject to the option would have been entitled.

         4. VESTING SCHEDULE. The right to exercise this option shall accrue as to twenty-five percent (25%) of the Shares subject thereto on the first anniversary date of the Grant Date, and as to an additional twenty-five percent (25%) on each succeeding anniversary date, until the right to exercise the option shall have accrued with respect to one hundred percent (100%) of the Shares subject thereto.

         5. EXPIRATION OF OPTION. In the event of the Participant's Termination of Service for any reason other than death or Disability, the Participant may, within three (3) months after the date of the Termination, or within ten (10) years from the Grant Date, whichever shall first occur, exercise any vested but unexercised portion of this option. In the event of the Participant's Termination of Service due to Disability, the Participant may, within one (1) year after the date of the Termination, or within ten (10) years from the Grant Date, whichever shall first occur, exercise any vested but unexercised portion of this option.

         6. DEATH OF THE PARTICIPANT. In the event that the Participant dies while in the employ or service of the Company or a Subsidiary, or during the three (3) month or one (1) year periods referred to in Paragraph 5 of this Agreement, the Participant's designated beneficiary or beneficiaries, or if no beneficiary survives the Participant, the administrator or executor of the Participant's estate, may, within one (1) year after the date of the Participant's death, exercise any vested but unexercised portion of this option. Any such transferee must furnish the Company (a) written notice of his or her status as a transferee, (b) evidence satisfactory to the Company to establish the validity of the transfer of this option and compliance with any laws or regulations pertaining to such transfer, and (c) written acceptance of the terms and conditions of this option as set forth in this Agreement.

         7. PERSONS ELIGIBLE TO EXERCISE. This option shall be exercisable during the Participant's lifetime only by the Participant. This option is not transferable, except that the Participant may transfer this option (a) by a valid beneficiary designation made in a form and manner acceptable to the Committee, or (b) by will or the applicable laws of descent and distribution.

         8. EXERCISE OF OPTION. This option may be exercised by the person then entitled to do so as to any Shares which may then be purchased (a) by giving written notice of exercise to the Secretary of the Company (or his or her designee), specifying the number of full Shares to be purchased and accompanied by full payment of the Option Price thereof (and the amount of any income tax the Company is required by law to withhold by reason of such exercise), and
(b) by giving satisfactory assurances in writing if requested by the Company, signed by the person exercising the option, that the Shares to be purchased upon such exercise are being purchased for investment and not with a view to the distribution thereof. The Option Price shall be payable in the legal tender of the United States or, in the discretion of the Committee, in Shares or in a combination of such legal tender or Shares.

         9. SUSPENSION OF EXERCISABILITY. If at any time the Committee shall determine, in its discretion, that (a) the listing, registration or qualification of the Shares upon any securities exchange or under any domestic or foreign law, or (b) the consent or approval of any governmental regulatory authority, is necessary or desirable as a condition of the purchase of Shares hereunder, this option may not be exercised, in whole or in part, unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. The Company shall make reasonable efforts to meet the requirements of any such domestic or foreign law or securities exchange and to obtain any such consent or approval of any such governmental authority.

         10. NO RIGHTS OF STOCKHOLDER. Neither the Participant nor any person claiming under or through the Participant shall be or have any of the rights or privileges of a stockholder of the Company in respect of any of the Shares issuable pursuant to the exercise of this option, unless and until certificates representing such Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (or such other person).

         11. NO EFFECT ON EMPLOYMENT OR SERVICE. Nothing in this Agreement or the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate the Participant's employment or service at any time, with or without cause.

         12. WITHHOLDING. Whenever Shares are to be issued to the Participant (or any transferee) in satisfaction of the rights conferred hereby, the Company shall have the right to require the Participant (or transferee) to remit to the Company an amount sufficient to satisfy applicable federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares.

         13. ADDRESSES FOR NOTICES. Any notice to be given to the Company under the terms of this Agreement shall be addressed to the Company, in care of its Secretary, at [ADDRESS], or at such other address as the Company may hereafter designate in writing. Any notice to be given to the Participant shall be addressed to the Participant at the address set forth beneath the Participant's signature hereto, or at such other address as the Participant may hereafter designate in writing.

         14. OPTION IS NOT TRANSFERABLE. Except as otherwise provided herein, this option and the rights and privileges conferred hereby shall not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this option, or of any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this option and the rights and privileges conferred hereby immediately shall become null and void.

         15. MAXIMUM TERM OF OPTION. Notwithstanding any contrary provision of this Agreement, this option is not exercisable after the expiration of ten
(10) years from the Grant Date.

         16. BINDING AGREEMENT. Subject to the limitation on the transferability of this option contained herein, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

         17. PLAN GOVERNS. This Agreement is subject to all of the terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan shall govern.

Capitalized terms and phrases used and not defined in this Agreement shall have the meaning set forth in the Plan.

         18. COMMITTEE AUTHORITY. The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith. All actions taken and all interpretations and determinations made by the Committee in such connection shall be final and binding upon the Participant, the Company and all other interested persons, and shall be given the maximum deference permitted by law. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

         19. CAPTIONS. The captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

         20. AGREEMENT SEVERABLE. In the event that any provision in this Agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement, in duplicate, effective as of the Grant Date.


                                       UNITED CRAFT BREWERS, INC.



                                       By ______________________________
                                               Title:


____________________________
    Participant Signature


____________________________

____________________________
    Address

____________________________
    Social Security Number



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